SIXTH AMENDMENT TO
MDU RESOURCES GROUP, INC.
401(k) RETIREMENT PLAN

The MDU Resources Group, Inc. 401(k) Retirement Plan (the “Plan”), as most recently amended and restated effective April 1, 2020, is hereby amended by this Sixth Amendment effective as of May 1, 2023. All terms defined in the Plan shall have the same meanings when used herein.
1.The Introduction of the Plan shall be amended by adding the following new paragraph to the end thereof:

In connection with the corporate spinoff of the Company’s construction materials and contracting business, including Knife River Corporation and certain other Participating Affiliates, the portion of the Plan attributable to such Participating Affiliates shall be spun off into a separate plan effective as of May 1, 2023, or as soon as administratively practicable thereafter, as further described in Schedule F herein.

2.Section C.2-2 shall be amended by adding the following new paragraph to the end thereof:

Notwithstanding the foregoing, each Eligible Employee who is a Transfer Employee (defined in Section F-3) shall receive a pro-rata allocation mid-year in 2023 based on his or her Compensation paid through his or her last day of employment with the Employer, regardless of his or her Hours of Service or whether he or she is a Highly Compensated Employee.

3.A new Schedule F, as attached to this amendment, shall be added to the Plan after Schedule E.
* * *

The Plan is amended effective as of the date specifically set forth above and executed by a duly authorized individual on the date set forth below.

MDU RESOURCES GROUP, INC. EMPLOYEE BENEFITS COMMITTEE

Date: May 1, 2023	By: /s/ Jason L. Vollmer
Jason L. Vollmer, Chair

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SCHEDULE F
KRC PLAN SPINOFF

F-1Plan Spinoff. The portion of the Plan attributable to the Participating Affiliates identified in Section F-2 (the “Spinoff Affiliates”) shall be spun off into the Knife River Corporation 401(k) Retirement Plan (the “KRC Plan”) in accordance with Code Section 414(l) (the “KRC Plan Spinoff”) effective May 1, 2023, or as soon as administratively practicable thereafter (the “KRC Plan Spinoff Effective Date”). The Participants and beneficiaries whose Accounts make up the portion of the Plan that will be spun off into the KRC Plan is referred to in this Schedule F as the “Spinoff Participants.” The Spinoff Participants’ Accounts (including loans) shall transfer in-kind from the Plan to the KRC Plan as of the KRC Plan Spinoff Effective Date. Effective as of the KRC Plan Spinoff Effective Date, the Spinoff Participants’ benefits under the Plan and their rights and obligations with respect to such benefits shall be governed by the KRC Plan instead of the Plan, provided that any protected benefits applicable to the Spinoff Participants’ Accounts under the Plan shall remain in effect as to their accounts under the KRC Plan. The terms of this Schedule F supersede the other provisions of the Plan to the extent necessary to eliminate inconsistencies between this Schedule F and such other provisions.

F-2Spinoff Affiliates. The following Participating Affiliates shall cease participation in the Plan and shall commence participation in the KRC Plan effective as of the KRC Plan Spinoff Effective Date:

•Anchorage Sand and Gravel Company, Inc.
•Baldwin Contracting Company, Inc. (dba Knife River Construction–Northern California Chico Division)
•Concrete, Inc. (dba Knife River–Northern California Ready Mix Division)
•Connolly-Pacific Co.
•DSS Company (dba Knife River Construction–Northern California Stockton Division)
•Ellis & Eastern Company
•Fairbanks Materials, Inc.
•Granite City Ready Mix, Inc. (dba Knife River Materials–Central Minnesota Division)
•Hawaiian Cement
•Jebro Incorporated
•JTL Group, Inc., Montana (dba Knife River–Mountain Region)
•JTL Group, Inc., Wyoming (dba Knife River–Mountain Region)
•Kent’s Oil Service (dba Pacific Northwest Oil)
•Knife River Corporation
•Knife River Corporation–Mountain West
•Knife River Corporation–North Central (dba Knife River–Central Minnesota Division)
•Knife River Corporation–North Central (dba Knife River–North Dakota Division)
•Knife River Corporation–Northwest
•Knife River Corporation–South
•Knife River Midwest, LLC
•LTM, Incorporated (dba Knife River Materials–Southern Oregon Division)
•Northstar Materials, Inc. (dba Knife River Materials–Northern Minnesota Division)
•Rail to Road, Inc.
•Sweetman Const. Co.
•WHC, Ltd.

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F-3Certain Transfer Employees. The employment of certain employees of the Employer shall be transferred from the Employer to Knife River Corporation in May 2023. For purposes of this Section F-3, such an employee shall be referred to as a “Transfer Employee” and the date on which his or her employment is transferred from the Employer to Knife River Corporation shall be referred to as the “Transfer Date.” The Transfer Employee’s last day of employment with the Employer shall be his or her last day of participation in the Plan. The Transfer Employee shall then become a participant in the KRC Plan effective as of his or her Transfer Date, provided that he or she is an eligible employee under the KRC plan on such date. The Transfer Employee’s Accounts (including loans) shall transfer in-kind from the Plan to the KRC Plan as of the Transfer Date or as soon as administratively practicable thereafter in accordance with Code Section 414(l), and his or her benefits under the Plan and his or her rights and obligations with respect to such benefits shall then be governed by the KRC Plan instead of the Plan, provided that any protected benefits applicable to the Transfer Employee’s Accounts under the Plan shall remain in effect as to his or her accounts under the KRC Plan.

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